Exhibit 10.2

AGREEMENT AMENDING AND EXTENDING TERM OF LEASE

THIS AGREEMENT is entered into as of the 24th day of May 2002, between EARL H. SEIEBERT AND ELAINE D. SEIBERT, husband and wife (collectively “Landlord”) and SMITH & BUTTERFIELD CO., INC., an Indiana corporation, (“Tenant”).

RECITALS

On June 1, 1972, the parties hereto entered into a certain “Lease Agreement” covering the premises commonly known as 113, 115 and 117 E. Third Street in Owensboro; Kentucky; the extended term of which expires on May 30; 2002.

Landlord and Tenant desire to further extend the term of the aforesaid Lease Agreement of June 1, 1972, and to modify and amend certain terms and provisions thereof.

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the parties hereto agree as follows:

1.     Extension of Term -The term of the aforesaid Lease Agreement of June 1, 1972, as heretofore extended, be, and the same is, hereby extended for an additional term of five (5) years commencing on the 1st day of June, 2002, and ending at midnight on May 31 2007. Tenant shall have and is hereby granted two (2) options to extend the term of this Lease for a period of five (5) years each commencing June 1, 2007. Written notice of such election will be given to the Landlord not less than 30 days prior to the expiration of this lease.

2.     RENT-The “Net Total Rental” payable by Tenant to Landlord during the extended term provided for herein shall be the sum of Seventy-Two Thousand Dollars ($72,000) payable in equal monthly installments of One Thousand Two Hundred Dollars ($1,200.00), in advance, on the first (1st) day of each calendar month during the extended term.

3.     Other Terms and Provisions -Except as expressly otherwise provided herein, all terms; provisions; conditions and obligations applicable to the aforesaid Lease Agreement of June 1, 1972, as heretofore extended, shall extend and apply for and during the additional extended term. In case said options are exercised, the same terms, conditions, covenants and provisions of this Lease applicable to the original ten (10) year term shall apply to the extended term, including without limitation the rent.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

/s/ Earl H. Seibert	EARL H. SEIBERT

/s/ Elaine D. Seibert	ELAINE D. SEIBERT “Landlord”

BY:/s/ James D. Butterfield	SMITH & BUTTERFIELD CO., INC.

James D. Butterfield, President “Tenant”